UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2010

PHARMASSET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33428	98-0406340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303-A College Road East Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 613-4100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 17, 2010, Pharmasset, Inc. (the “Company”) issued a press release announcing the complete enrollment by Roche of a Phase 2b clinical study of RG7128, a prodrug of PSI-6130 that the Company is developing with Roche, for the treatment of chronic hepatitis C (HCV). The Company also announced that Roche will not conduct the previously planned 28 day INFORM-2 study, designed to evaluate the combination of RG7128 with RG7227, InterMune, Inc.’s protease inhibitor, with and without pegylated interferon and ribavirin. INFORM-3 will commence after Roche and InterMune, Inc. identify the optimal dose of ritonavir-boosted RG7227 from ongoing studies. The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and incorporated by reference into this Current Report on Form 8-K. The press release shall be deemed filed with, and not furnished to, the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1*	Pharmasset, Inc. Press Release dated February 17, 2010.

*	Pursuant to General Instruction B.2 of Form 8-K, the information contained in Exhibit 99.1 shall be deemed filed with, and not furnished to, the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMASSET, INC.

Date: February 19, 2010	By:	/s/ KURT LEUTZINGER
	Name:	Kurt Leutzinger
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Pharmasset, Inc. Press Release dated February 17, 2010.